Exhibit 3.10

GLOBIX HOSTING, LLC

(a Delaware Limited Liability Company)

LIMITED LIABILITY COMPANY AGREEMENT

May 31, 2006

LIMITED LIABILITY COMPANY AGREEMENT of GLOBIX HOSTING, LLC, dated and effective as of May 31, 2006 (this “Agreement”).

Globix Corporation (the “Member”) has formed Globix Hosting, LLC as a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et sec. (the “Delaware Act”) that from and after the date hereof shall be governed by, and operated pursuant to, the terms and provisions of this Agreement.

ACCORDINGLY, the Member agrees as follows:

1.           Definitions.

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings ascribed to them below.

“Authorized Person” shall have the meaning ascribed to it in Section 5(c).

“Company” shall have the meaning ascribed to it in the Preamble.

“Delaware Secretary of State” shall have the meaning ascribed to it in Section 5(c).

“Delaware Act” shall have the meaning ascribed to it in the Preamble.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Member” has the meaning ascribed to it in the Preamble.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.           Name.

The name of the Company shall be Globix Hosting, LLC, or such other name as the Member may from time to time hereafter designate.

3.           Purpose.

The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

4.           Offices.

(a)          The principal office of the Company, and such additional offices as the Member may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

(b)          The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, County of New Castle, 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

5.           Management of the Company; Officers; Formation.

(a)          Subject to the delegation of rights and powers provided for herein, the Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, and is authorized to execute any document on behalf of the Company in all cases consistent with this Agreement as in effect from time to time.

(b)          The Member may from time to time appoint such officers of the Company, to hold such positions and with such powers, as the Member from time to time shall deem necessary or desirable.

(c)          The Member hereby ratifies, confirms and approves any and all actions taken by Bridget Foley as an authorized person within the meaning of the Delaware Act (an “Authorized Person”), including, without limitation, the execution and filing on June 1, 2006 of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) for the purpose of forming the Company. Thereafter, Bridget Foley’s powers as an Authorized Person ceased and the Member became the Authorized Person to execute and file all certificates required or permitted to be filed with the Delaware Secretary of State (and any amendments and/or restatements thereof).

6.           Membership Units.

The limited liability company interests of the Company shall be represented by 1,000 membership units (the “Membership Units”). Each Membership Unit shall represent an equal portion of the limited liability company interests of the Company, including any and all benefits and obligations to which a Member may be entitled as provided under the Delaware Act or in this Agreement, such that the aggregate outstanding Membership Units shall represent the entire limited liability company interests of the Company. Each Membership Unit shall be duly authorized and validly issued, fully paid and non assessable, and free and clear of all liens.

7.           Capital Contribution.

The Member has made contributions of capital to the Company as of the date hereof. The Member shall not be obligated to make any further capital contributions to the Company but may, in its sole discretion, make additional capital contributions to the Company from time to time. Any and all capital contributions to the Company may be made by the Member in the form of cash or other assets.

2

8.            Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated in a manner determined by the Member.

9.            Distributions.

Distributions of cash or property shall be made at such times and in such amounts as determined by the Member.

10.          Dissolution.

(a)          Subject to the provisions of Section 10(b), the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(i)          the determination of the Member to dissolve the Company; or

(ii)         the withdrawal of the Member or the occurrence of any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

(b)          Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

11.          Administrative Matters.

(a)          The Member is the sole member of the Company. Accordingly, the Company shall be disregarded for U.S. federal income tax purposes and the assets and liabilities and items of income and gain and loss and deduction shall be treated as the assets and liabilities and items of income and gain and loss and deduction of the Member.

(b)          Unless otherwise determined by the Member, the fiscal year of the Company shall be the calendar year.

(c)          The Company shall issue to the Members who own interests of the Company a certificate with respect to such interests, evidencing the interests held by the Members. For the purposes of Article 8 of any Uniform Commercial Code, each certificate evidencing a limited liability company interest issued by the Company shall be deemed to be a security, as such term is defined in any Uniform Commercial Code.

12.          Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the consent of the Member; provided, that no such consent shall be required to effectuate the addition of any lender to the Company as an additional member pursuant to the exercise by such lender of its rights under any pledge or security agreement between such lender and the Member.

3

13.          Limitation on Liability; Indemnification.

(a)          Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated for any such debt, obligation or liability of the Company.

(b)          The Company shall, to the fullest extent authorized by the Delaware Act, indemnify and hold harmless the Member from and against any and all claims and demands arising by reason of the fact that such Person is, or was, a member of the Company.

14.          Severability.

If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

15.          Entire Agreement; Amendment.

(a)          This Agreement and the other writings referred to herein contain the entire agreement with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto.

(b)          Except as otherwise provided in this Agreement or the Delaware Act, this Agreement may be amended only by the written consent of the Member to such effect.

16.          Governing Law; Jurisdiction.

(a)          The law of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity of this Agreement, the construction and interpretation of its terms, the organization and internal affairs of the Company and the limited liability of any managers, Member(s) and other owners.

(b)          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the Court of Chancery of the State of Delaware, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

4

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

GLOBIX CORPORATION

By:	/s/ Gene M. Bauer
	Name:	Gene M. Bauer
	Title:	Senior VP & Secretary

Countepart Signature Page to

Limited Liability Company Agreement

Globix Hosting, LLC